UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2022

INDUSTRIAL HUMAN CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	86-2127945
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Brickell Key Drive, Suite 300, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AXH	The New York Stock Exchange
Warrants	AXHW	The New York Stock Exchange
Units	AXHU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the preparation of the financial statements of Industrial Human Capital, Inc. (the “Company”) for the quarter ending March 31, 2022, the Company determined that, in its Annual Report on Form 10-K (the “Form 10-K”), for its fiscal year ended December 31, 2021 (“Fiscal 2021”), it understated its accrued offering costs in the amount of $120,000 due to an error.

The Company further determined in reviewing the Form 10-K that the second sentence of the first paragraph of Note 1 to the Financial Statements included in the Form 10-K contained the following inaccurate description of the status of the Company’s discussions with potential Business Combination partners:

The Company has not selected any specific Business Combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any Business Combination target.

The foregoing statement was inconsistent with the following description of the status of the Company’s discussions with potential Business Combination partners included in the second and third sentences of the first paragraph of Part I, Item 1 of the Form 10-K, which was accurate when published and remains accurate:

Since completing our initial public offering (“IPO”), we have engaged in confidential discussions with various potential Business Combination partners. Nevertheless, as of the date of this Form 10-K, we have not entered into a binding agreement with any specific Business Combination target.

On May 13, 2022, the Company’s management and the audit committee of its board of directors (the “Audit Committee”), after consultation with Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, concluded that its previously issued audited financial statements for Fiscal 2021 contained in its Form 10-K filed with the Securities and Exchange Commission on March 25, 2022 should be restated to reflect the following: (i) an increase in Accrued offering costs and expenses of $120,000 (from $211,941 to $331,941); (ii) an increase in Total current liabilities of $120,000 (from $383,231 to $503,231); (iii) a decrease in Additional paid-in capital of $120,000 (from $1,162,031 to $1,042,031); and (iv) a decrease in Total stockholders’ equity of $120,000 (from $485,766 to $365,766). The Audit Committee further concluded that the second sentence of the first paragraph of Note 1 to the Financial Statements included in the Form 10-K should be deleted and replaced with the following, which is consistent with the Company’s disclosure in Part I, Item 1 of the Form 10-K:

Since completing our initial public offering (“IPO”), we have engaged in confidential discussions with various potential Business Combination partners. Nevertheless, as of the date of this Form 10-K, we have not entered into a binding agreement with any specific Business Combination target.

The Company’s management has concluded that in light of the error described above, a material weakness exists in its internal control over financial reporting with respect to its improper accounting for accruals. Therefore, its disclosure controls and procedures were not effective. The Company is in the process of evaluating whether additional remediation measures should be implemented with respect to such material weaknesses.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDUSTRIAL HUMAN CAPITAL, INC.

Date: May 13, 2022	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director